UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum LLP (“Marcum”). On April 22, 2025, Marcum resigned as the independent registered public accounting firm of Rekor Systems, Inc. (the “Company”). The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) accepted Marcum’s resignation.

The report of Marcum on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of the Company’s consolidated financial statements for the years ended December 31, 2024 and 2023 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 22, 2025, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum would have caused Marcum to make reference there in its reports on the consolidated financing statements for such years. During the fiscal years ended December 31, 2024 and 2023, and subsequent interim period through April 22, 2025, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) except for the material weakness in the Company’s internal control over financial reporting related to controls to address the risks associated with significant and unusual transactions and their impact to our financial reporting, which we previously determined were not effectively designed or maintained, as disclosed in the Company’s Quarterly Reports during the fiscal years ended December 31, 2024 and 2023, which material weakness was remediated as of December 31, 2024.

The Company provided Marcum with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that Marcum furnish the Company with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not Marcum agrees with the statements related to them made by the Company in this report. A copy of Marcum's letter to the SEC dated April 22, 2025 is attached as Exhibit 16.1 to this report.

(b) Newly Engaged Independent Registered Public Accounting Firm

The Audit Committee approved the appointment of CBIZ CPAs as the Company's new independent registered public accounting firm on April 22, 2025, with immediate effect, for the fiscal year ending December 31, 2025. During the fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through April 22, 2025. During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through April 22 2025, neither the Company, nor anyone on its behalf, consulted CBIZ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by CBIZ CPAs that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
16.1	Letter from Marcum LLP dated April 22, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: April 22, 2025	/s/ Eyal Hen
Name: Eyal Hen Title: Chief Financial Officer